UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2015

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 15, 2015, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2015 (“say-on-pay”); and (3) to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2016.

The following directors were elected at the annual meeting:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
Barry M. Monheit	32,693,093	539,674	15,174,653
Robert L. Scott	32,571,068	661,699	15,174,653
Robert H. Brust	32,738,938	493,829	15,174,653
P. James Debney	32,691,573	541,194	15,174,653
John B. Furman	32,693,798	538,969	15,174,653
Gregory J. Gluchowski, Jr.	32,725,504	507,263	15,174,653
Michael F. Golden	32,267,281	965,486	15,174,653
Mitchell A. Saltz	32,507,386	725,381	15,174,653
I. Marie Wadecki	32,519,655	713,112	15,174,653

Our stockholders approved the compensation of our named executive officers on a non-binding, advisory basis. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	32,154,710	624,527	453,530	15,174,653

Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending April 30, 2016. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Ratification of Deloitte & Touche LLP as independent registered public accountants	47,708,884	216,399	482,137	—

Broker non-votes did not affect the outcome of any proposal voted on at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: September 21, 2015	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer